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                                                                    EXHIBIT 5.1

            (LETTERHEAD OF WRIGHT, LINDSEY & JENNINGS APPEARS HERE)

                               November 8, 1994

Hudson Foods, Inc.
1225 Hudson Road
Rogers, Arkansas 72756

Gentlemen:

  In our opinion, the 4,600,000 shares of Class A common stock being registered under Registration Statement No. 33-56019, when sold, will constitute legally issued, fully paid, and non-assessable shares of Hudson Foods, Inc.

  We consent to the inclusion of this opinion in the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          WRIGHT, LINDSEY & JENNINGS